UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2026 (October 2, 2026)

Payoneer Global Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40547	86-1778671
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

195 Broadway, 27th floor New York, New York	10007
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 600-9272

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	PAYO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On October 2, 2026, Barak Eilam provided Payoneer Global Inc. (the “Company”) with notice of his decision to resign as a director of the Board of Directors (the “Board”) of the Company. Mr. Eilam’s resignation became effective October 5, 2026 (the “Effective Date”). Mr. Eilam also resigned as a member of the Board’s Audit Committee and Risk Committee, effective as of the Effective Date.

Pursuant to Mr. Eilam’s notice, the number of directors which shall constitute the Board was fixed at seven members.

(e)	On October 6, 2026, the Compensation Committee of the Board (the “Compensation Committee”) approved communicating that a cash retention award (the “Retention Award”) will be granted in February 2027 to Tsafi Goldman, the Company's Chief Legal and Governance Officer, in an amount equal to $5,250,000. The Retention Award is being granted in connection with the transactions contemplated by the Agreement and Plan of Merger by and among the Company, Neon Maple Parent Inc. and Panda Acquisition Sub Inc., dated as of June 12, 2026 (the “Merger Agreement”).

The Retention Award will be formally granted in February 2027 at the time that annual equity grants are customarily made to executives of the Company and, once formally granted, will vest in two equal installments. The first installment will vest on the date of the closing pursuant to the terms of the Merger Agreement (the “Closing”) and the second installment will vest on the first anniversary of the Closing. Each installment is subject to Ms. Goldman’s continued employment with the Company through the applicable vesting date; provided, that if Ms. Goldman’s employment is terminated by the Company without Cause or Ms. Goldman resigns for Good Reason (as each term is defined in the Company’s Change in Control Severance Plan), the unvested portion of the Retention Award will immediately vest and become payable.

The description of the Retention Award above is not complete. It is qualified in its entirety by reference to the full text of the letter agreement between the Company and Ms. Goldman, which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ending September 30, 2026.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYONEER GLOBAL INC.

October 8, 2026	By:	/s/ John Caplan
		Name:	John Caplan
		Title:	Chief Executive Officer